Exhibit 99.1
NEWS RELEASE
FOR IMMEDIATE RELEASE
PICO HOLDINGS, INC. SELLS ITS REMAINING INTEREST IN SEMITROPIC WATER STORAGE FACILITY
     (LA JOLLA, CALIFORNIA)—July 3 , 2008—PICO Holdings, Inc. (NASDAQ: PICO) announced today that its wholly-owned subsidiary, Vidler Water Company, Inc., has assigned its remaining rights and obligations in the Semitropic Water Banking and Exchange Program for total cash sale proceeds of $11.7 million. The purchaser was San Diego County Water Authority, a public water agency serving San Diego County, California. The interest assigned to San Diego County Water Authority principally consisted of 30,000 acre-feet of storage capacity.
     The sale is expected to generate a pre-tax gain of approximately $8.7 million in PICO Holdings’ consolidated statement of operations for the fiscal third quarter ending September 30, 2008.
     John Hart PICO’s President and CEO commented:
     “This transaction is the final liquidation of our storage rights in the Semitropic program. Due to increased awareness by others for the necessity of additional storage to more efficiently manage existing water resources, opportunities have arisen to exit this particular asset at this time. This sale results in a strong return on our total capital employed on this asset.”
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This document may contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 regarding PICO Holdings’ business, financial conditions, results of operations, and prospects, including, without limitation, statement concerning PICO Holdings’ beliefs, intentions, anticipated developments, and other information concerning future matters. Forward- looking statements often address current expected future business and financial performance, and may contain words such as “may,” “could,” “estimates,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.” Forward-looking statements may address matters that are uncertain. Although forward-looking statements in this document reflect the good faith judgment of management, such statements can only be based on current expectations and assumptions. Consequently, forward-looking statements are inherently subject to risk and uncertainties, and the actual results and outcomes could differ materially from the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, without limitation, those discussed under the heading “Risk Factors” discussed in PICO Holdings’ Annual Report on Form 10-K and in other filings made from time to time with the United States Securities and Exchange Commission (“SEC”). PICO Holdings’ does not undertake to update any forward-looking statements, and undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made.
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CONTACT: Max Webb	Chief Financial Officer	(858) 456-6022 ext. 216
PICO HOLDINGS, INC.
875 PROSPECT STREET, SUITE 301 LA JOLLA, CALIFORNIA 92037
T: 858.456.6022 F: 858.456.6480
WWW.PICOHOLDINGS.COM